EXHIBIT E

Amendment
To
The McGraw-Hill Companies, Inc. 401(k) Savings and Retirement Plan Supplement

The McGraw-Hill Companies, Inc. 401(k) Savings and Retirement Plan Supplement (the "MH
401 (k) Supplement"), as amended and restated as of January 1, 2010, is amended effective
January 1, 2013, except as otherwise provided below, as follows:

1.	Section 2.01 is deleted in its entirety and replaced with the following:

Section 2.01 "Account" means the Matching Contribution Account, Profit
Sharing Account or, effective January 1, 2014, the Participant Deferral Account established for each Participant under the Plan.

2.	Section 2.27 is deleted in its entirety and replaced with the following:

Section 2.27 "Participant" means each employee who participates in the
Plan, as provided in Article IV of the Plan, and includes a Severance Plan Participant.
Effective as of January 1, 2013, no employee in the Education Group may be a
Participant.

3.	A new Section 2.40 is added to read as follows:

Section 2.40 "Education Group" means "Education Group" as defined in the purchase and sale agreement (the "PSA"), dated as of November 26, 2012, by and among the Company and certain other entities set forth in Schedule I thereto, McGrawHill
Education LLC, and MHE Acquisition, LLC.

4.	A new Section 2.41 is added to read as follows:

Section 2.41 "Participant Deferral Account" means the participant deferral account established under the Plan on and after January 1, 2014.

5.	Section 4.02 is deleted in its entirety and replaced with the following:

Section 4.02 New Participants. Any employee of the Employer (other than a Participant described in Section 4.01 of the Plan or, effective as of January 1,
2013, an employee in the Education Group) who is selected by the Plan Administrator to be eligible to participate in the Plan shall become a Participant as of the first day of the month coinciding with or next following his selection.

6.	Sections 5.01(a) and (b) are deleted in their entirety and replaced with the following:

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Section 5.01 Credits to Matching Contribution Account.

(a)	As of December 31 of the year beginning on or after January 1, 2008 but prior to January 1, 2014, there shall be credited to the Participant's Matching
Contribution Account an amount equal to 4 1/2% (6% for the year beginning January 1,
2013) of the Participant's Earnings for such year in excess of the limitation on Earnings under Section 401 (a)(17) of the Code (or any successor provision). As of December 31 of the year beginning on or after January 1, 2014, there shall be credited to the
Participant's Matching Contribution Account an amount equal to 100% of up to the first
6% of the Participant's Earnings for such year in excess of the limitation on Earnings under Section 401(a)(17) of the Code (or any successor provision) that the Participant elects to defer under the Plan pursuant to Section 5.06 herein. Notwithstanding the foregoing, for years prior to January 1, 2014, no credit shall be made to the Matching
Contribution Account of a Participant for any year with respect to whom Tax-Deferred
Contributions were not made in an amount equal to the limitation on elective deferrals for such year under Section 402(g) of the Code, unless such amount of Tax-Deferred
Contributions would have been made on the Participant's behalf in the absence of the limitations of Section 415 of the Code (or any successor provision thereto) or any provision of SPSP implementing such limitation. In addition, no credit shall be made to a
Participant's Matching Contribution Account with respect to (i) the year in which the
Participant's Employment Termination Date occurs, unless the Participant is eligible for early or normal retirement under the Company's Employee Retirement Plan, is terminated by an Employer through no fault of his own or has any salary continuation installment due under a Severance Plan or (ii) the year after the year in which the Participant's
Employment Termination Date occurs for any reason or in which the Participant ceases to have any salary continuation installment due under a Severance Plan, if later.

(b)	As of December 31 of the year beginning on or after January 1,
2008 but prior to January 1, 2014, there shall be credited to the Participant's Matching
Contribution Account an amount equal to 4 1/2% (6% for the year beginning January 1,
2013) of (A) any short-term incentive compensation for such year deferred by the
Participant under the Company's Key Executive Plan, and (B) any salary earned for such year that is deferred by the Participant under any plan or arrangement of the Employer.
As of December 31 of the year beginning on or after January 1, 2014, with respect to a
Participant who was not given an opportunity to make a deferral election pursuant to
Section 5.06 herein, there shall be credited to the Participant's Matching Contribution
Account an amount equal to 6% of (A) any short-term incentive compensation for such year deferred by the Participant under the Company's Key Executive Plan, and (B) any salary earned for such year that is deferred by the Participant under any plan or arrangement of the Employer. As of December 31 of the year beginning on or after
January 1, 2014, with respect to a Participant who makes a deferral election pursuant to
Section 5.06 herein, there shall be credited to the Participant's Matching Contribution
Account an amount equal to the deferral percentage elected by the Participant (up to a maximum of 6%) multiplied by: (A) any short-term incentive compensation for such year deferred by the Participant under the Company's Key Executive Plan, and (B) any salary earned for such year that is deferred by the Participant under any plan or arrangement of

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the Employer. Any salary or short-term incentive compensation that is deferred by a
Participant shall be excluded from Earnings in the year paid to the Participant. No credit shall be made to a Participant's Matching Contribution Account with respect to any year after the year in which the Participant's Employment Termination Date occurs or in which the Participant ceases to have any salary continuation installment due under a
Severance Plan, if later.

7. Section 5.03 is amended to add a new subsection (d) to read as follows:

(d)	Effective January 1, 2014, with respect to Participant Deferral
Accounts, the additional amount shall be credited pursuant to procedures adopted by the
Plan Administrator in its sole discretion and shall equal an amount determined by the
Plan Administrator in its sole discretion.

8. Article V is amended to add a new Section 5.06 to read as follows:

Section 5.06 Credits to Participant Deferral Account.

(a)	As of December 31 of the year beginning on or after the later of
(i) January 1 of the year in which the Participant's participation in the Plan commenced or
(ii) January 1, 2012, subject to the terms herein stated, each Participant may make an election to defer up to 6% of the Participant's Earnings in excess of the limitation on
Earnings under Section 401(a)(17) of the Code (or any successor provision) that are expected to be earned in the year that is two years after the election.

(b)	A deferral election made pursuant to Section 5.06(a) must be made in the form and manner prescribed by the Plan Administrator in its sole discretion during the deferral election period adopted by the Plan Administrator in its sole discretion; provided, however, that in no event will the last day of any deferral election period extend beyond
December 31st of the year that is two years prior to the year within which the Earnings subject to the deferral election are paid. By way of example, the deferral election period for Earnings that will be paid in 2014 must end on or prior to December 31, 2012.

(c)	A deferral election made pursuant to this Section 5.06 shall be irrevocable as of the last day of the deferral election period adopted by the Plan
Administrator pursuant to Section 5.06(b).

(d)	Notwithstanding anything to the contrary in this Section 5.06, once made, a deferral election shall automatically renew each succeeding year unless revoked or otherwise modified by the Participant during the deferral election period for any such succeeding year. Any deferral election that is automatically renewed pursuant to this
Section 5.06(d) shall be irrevocable with respect to the year for which the deferral applies.

(e)	Earnings deferred pursuant to this Section 5.06 shall be credited to the
Participant's Deferral Account commencing with the first payroll for which Earnings in excess of the limitation on Earnings under Section 401 (a)(17) of the Code (or any successor provision) are paid.

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* * * *
Except as set forth herein, the MH 401(k) Supplement remains in full force and effect.

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